AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 2008
Registration Statement No. 333-147048

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
Registration Statement
Under the
Securities Act of 1933

ANHEUSER-BUSCH COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1162835
(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)
One Busch Place
St. Louis, Missouri 63118
(314) 577-2000
(Address including zip code, and telephone number,
including area code, at registrant’s principal executive offices)
Thomas Larson
Assistant Secretary
Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118
(314) 577-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     On November 18, 2008, Anheuser-Busch Companies, Inc. (the “Company”) completed the previously announced transaction with InBev N.V./S.A. (“InBev”). As a consequence, the Company has terminated all offerings of its securities under its existing registration statements, including this Registration Statement. This amendment is filed to deregister and remove all securities under this Registration Statement that remain unsold and untransferred.

PART II
Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-24.1
EX-24.2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.  Exhibits.
24.1	Power of Attorney executed by directors and officers of the Registrant.

24.2	Power of Attorney executed by the principal accounting officer of the Registrant

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 9, 2008.

ANHEUSER-BUSCH COMPANIES, INC.
By:	/s/ Thomas Larson
Thomas Larson
Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

		Title	Date

/s/ DAVID PEACOCK David Peacock	*	President and Director (Principal Executive Officer)	December 9, 2008

/s/ DAVID ALMEIDA David Almeida	*	Vice President, Finance (Principal Financial Officer)	December 9, 2008

/s/ R. JOHN HAIRE R. John Haire	*	Vice President, Control and Tax (Principal Accounting Officer)	December 9, 2008

/s/ GARY RUTLEDGE Gary Rutledge	*	Director	December 9, 2008

*By:	/s/ Thomas Larson
Thomas Larson
Attorney-in-Fact

EXHIBIT INDEX
24.1	Power of Attorney executed by directors and officers of the Registrant.

24.2	Power of Attorney executed by the principal accounting officer of the Registrant

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